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[LOGO] ING FUNDS

                                                                      (g)(2)(ii)

March 13, 2008

Ms. Mary Jean Milner
Vice President
The Bank of New York Mellon
One Wall Street, 25th Floor
New York, NY 10286

Dear Ms. Milner:

     Pursuant to the terms and conditions of the Foreign Custody Manager Agreement dated January 6, 2003 (the "Agreement"), we hereby notify you of the addition of the country of Qatar ("New Country"), effective March 27, 2008, to be included on Amended Schedule 2 to the Agreement as shown.

     Please signify your acceptance to provide services under the Agreement with respect to the aforementioned New Country by signing below. If you have any questions, please contact me at (480) 477-2190.

                                                Sincerely,


                                                /s/ Kimberly A. Anderson
                                                --------------------------------
                                                Kimberly A. Anderson
                                                Senior Vice President
                                                ING Funds

ACCEPTED AND AGREED TO:
The Bank of New York Mellon


By: /s/ Joseph F. Keenan
    -----------------------------------------
    Name: Joseph F. Keenan
    Title: Managing Director, Duly Authorized

7337 E. Doubletree Ranch Rd.    Tel: 480-477-3000
Scottsdale, AZ 85258-2034       Fax: 480-477-2700
                                www.ingfunds.com

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                               AMENDED SCHEDULE 2
                               Specified Countries

Country                Effective Date
--------------------   ----------------
Argentina              January 6, 2003
Australia              January 6, 2003
Austria                January 6, 2003
Bahrain                January 6, 2003
Bangladesh             January 6, 2003
Belgium                January 6, 2003
Bermuda                January 6, 2003
Botswana               January 6, 2003
Brazil                 January 6, 2003
Bulgaria               January 6, 2003
Canada                 January 6, 2003
Cayman Islands         May 12, 2003
Chile                  January 6, 2003
China                  January 6, 2003
Colombia               January 6, 2003
Costa Rica             January 6, 2003
Croatia                January 6, 2003
Cyprus                 January 6, 2003
Czech Republic         January 6, 2003
Denmark                January 6, 2003
Ecuador                January 6, 2003
Egypt                  January 6, 2003
Estonia                January 6, 2003
Finland                January 6, 2003
France                 January 6, 2003
Germany                January 6, 2003
Ghana                  January 6, 2003
Greece                 January 6, 2003
Hong Kong              January 6, 2003
Hungary                January 6, 2003
Iceland                May 12, 2003
India                  January 6, 2003
Indonesia              January 6, 2003
Ireland                January 6, 2003
Israel                 January 6, 2003
Italy                  January 6, 2003
Ivory Coast            January 6, 2003
Jamaica                May 12, 2003
Japan                  January 6, 2003
Jordan                 January 6, 2003
Kazakahstan            May 10, 2007
Kenya                  January 6, 2003
Latvia                 May 10, 2007
Lebanon                May 10, 2007
Lithuania              January 6, 2003
Luxembourg             January 6, 2003
Malaysia               January 6, 2003
Mauritius              January 6, 2003
Mexico                 January 6, 2003
Morocco                January 6, 2003
Namibia                January 6, 2003
Netherlands            January 6, 2003
New Zealand            January 6, 2003
Nigeria                January 6, 2003
Norway                 January 6, 2003
Oman                   January 6, 2003
Pakistan               January 6, 2003
Palestine              May 12, 2003
Panama                 January 6, 2003
Peru                   January 6, 2003
Philippines            January 6, 2003
Poland                 January 6, 2003
Portugal               January 6, 2003
Qatar                  March 27, 2008
Romania                January 6, 2003
Russia                 January 6, 2003
Serbia                 May 10, 2007
Singapore              January 6, 2003
Slovakia               January 6, 2003
Slovenia               January 6, 2003
South Africa           January 6, 2003
South Korea            January 6, 2003
Spain                  January 6, 2003
Sri Lanka              January 6, 2003
Swaziland              January 6, 2003
Sweden                 January 6, 2003
Switzerland            January 6, 2003
Taiwan                 January 6, 2003

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Country                Effective Date
--------------------   ----------------
Thailand               January 6, 2003
Turkey                 January 6, 2003
Ukraine                January 6, 2003
United Arab Emirates   December 5, 2007
United Kingdom         January 6, 2003
Uruguay                January 6, 2003
Venezuela              January 6, 2003
Vietnam                May 12, 2003
Zambia                 January 6, 2003
Zimbabwe               January 6, 2003